Kyle L. Tingle, CPA, LLC
PERSONAL ANANCIAL PLANNING,
BUSINESS SERVICES & TAX PLANNING

September 15, 2006

To Whom It May Concern:

The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report dated August 31, 2006 accompanying the audited financial statements of Global Ink Supply Company as of May 31, 2006, in the Registration Statement on Form SB-2, with the U.S. Securities and Exchange Commission, and to our reference to the Firm under the caption "Experts" in the Prospectus.

Very truly yours,

/s/ Kyle L. Tingle

Kyle L. Tingle
Kyle L. Tingle, CPA, LLC

3145 E..Warm Springs Road * Suite 450 *  LasV egas, Nevada 89120 *PHONE: (702) 450-2200 * FAX: (702) 436-4218
E-MAIL: ktingle@kyletinglecpa.com